SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                              MARCH 31, 1995

                              CAGLE'S, INC.
             (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820



ITEM 5  OTHER MATERIALLY IMPORTANT EVENTS

THE REGISTRANT, CAGLE'S, INC., HEREBY REPORTS THE FOLLOWING EVENT, WITH RESPECT TO WHICH INFORMATION IS NOT OTHERWISE CALLED FOR BY THIS FORM, WHICH THE REGISTRANT DEEMS OF MATERIAL IMPORTANCE TO SECURITY HOLDERS:

     ON MARCH 31, 1995, CAGLE'S, INC., CLOSED WITH HARRIS TRUST AND SAVINGS BANK, CHICAGO, ILLINOIS, TRUST COMPANY BANK AND BANKSOUTH, N.A. OF ATLANTA, GEORGIA, A $20,000,000 REVOLVING CREDIT FACILITY TO REPLACE AN EXISTING $12,000,000 REVOLVING CREDIT FACILITY WITH ANOTHER BANK. THE INTEREST RATE IS VARIABLE AND THE FACILITY WILL BE UTILIZED FOR GENERAL CORPORATE PURPOSES.

     THE FACILITY IS UNSECURED.

SIGNATURES:
      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Cagle's, Inc.
                          (Registrants)

                          /S/ Kenneth R. Barkley

Date: April 3, 1995       Kenneth R. Barkley
                          Senior Vice President Finance/Treasurer/CFO